THE WEST COMPANY
                         NON-QUALIFIED DEFERRED COMPENSATION
                        PLAN FOR DESIGNATED EXECUTIVE OFFICERS
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        The West Company (the "Company") hereby adopts this Plan to permit designated Executive Officers of the Company to defer receipt of a specified portion of their annual compensation:

     1.   Eligible Officers:  Employees of the Company or its subsidiaries are
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   eligible to make the election set forth in this Plan if they are:(i) employed in the United States as an Executive Officer of the Company or any of its subsidiaries, and (ii) designated as an eligible Executive Officer by the Compensation Committee.

     2.   Deferrable Compensation:  An eligible Executive Officer may elect to
          -----------------------
   defer any whole percentage of (i) his annual base salary, (ii) cash bonus, or
   (ii) both ("Compensation").

     3.   Election to Defer:
          -----------------

       (a) An eligible Executive Officer who desires to defer payment of any portion of his Compensation in any calendar year shall notify the Company's Secretary in writing on or before December 15 of the prior year, stating how much of his Compensation shall be deferred. An election so made shall be irrevocable and shall apply to each calendar year thereafter until the Executive Officer shall, on or before any December 15, notify the Company's Secretary in writing that a different election shall apply to the following calendar years, which election shall likewise continue in effect until similarly changed. For 1994 only, an eligible Executive Officer may elect to defer Compensation earned after the date the Executive Officer notifies the Company's Secretary in writing of the amount of his Compensation he elects to defer.

      (b) An eligible Executive Officer who elects to defer Compensation to the Plan during a calendar year shall be deemed to have waived his right to participate in The West Company Savings Plan for that year and, accordingly, shall be ineligible to participate in the Savings Plan.

     4.   Matching Contributions:  The Company will contribute to the Plan an
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amount equal to 50% of the first 6% of base salary an Executive Officer elects to defer. Matching contributions shall not be made for deferrals of base salary in excess of 6% or any portion of a cash bonus deferred by an Executive Officer.

     5.   Investment of Deferred Compensation Accounts:
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          (a)  Allocations:  The Company shall establish an "A" Account and a
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"B" Account for each Executive Officer contributing to the Plan.  An Executive
Officer's Compensation deferred pursuant to Paragraph 3 during a month shall be

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allocated to his "A" Account as of the last day of that month.  Company matching contributions made pursuant to Paragraph 4 during a month shall be allocated to his "B" Account as of the last day of the month.

         (b)  Investment:  Each Executive Officer shall direct the investment
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of his "A" Account and "B" Account among the Investment Funds offered under the
Plan by complying with administrative procedures established by the Company. An Executive Officer's election shall specify the whole percentage of his "A" Account and "B" Account to be invested in an Investment Fund. An Executive Officer's election shall remain in effect until a new election is made. An Executive Officer may change an election of Investment Funds or transfer existing Account balances among Investment Funds once per month by complying with the administrative procedures established by the Company. The Company shall establish procedures to review the investment elections made by an Executive Officer and shall retain the authority to override any investment election if it determines, in its sole discretion, that such an override is in the Company's best interests.

        (c)  Investment Funds.  An Executive Officer may invest amounts
             ----------------
credited to his "A" Account and "B" Account among the Investment Funds selected by the Company. The Company shall make available to each Executive Officer literature summarizing the investment characteristics of each Investment Fund.

        (d)  Valuation of Participant Accounts.  Any increase or decrease in
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the fair market value of an Investment Fund shall be computed and credited to or deducted from the Accounts of all Executive Officers who invested in the Investment Fund in accordance with policies and procedures established by the Company.

        (e)  Indemnity.  By electing to defer Compensation pursuant to the
             ----------
Plan, each Executive Officer hereby recognizes and agrees that the Company and any other individual responsible for administering the Plan (including the Company's Secretary or any trustee responsible for holding assets under the
Plan) (collectively, the "Administrators") are in no way responsible for the investment performance of the Executive Officer's Account.

    6.   Vesting:
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        (a)  Regular Vesting:  An Executive Officer shall always be 100%
             ---------------
vested in the Compensation deferred pursuant to Paragraph 3. An Executive Officer shall be 40% vested in matching contribution made on his behalf under Paragraph 4 after two years of employment with the Company or any of its subsidiaries. An Executive Officer's vested interest in such matching contributions will increase by 20% per year of employment, so that he is 100% vested after five years of employment with the Company or any of its subsidiaries. A "year of employment" will be credited to an Executive Officer for each 12 month period, beginning on his date of hire by the Company or any of its subsidiaries (and each anniversary thereof), during which he is continuously employed by the Company or any of its subsidiaries.

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         (b)  Vesting After Change of Control of the Company: Notwithstanding
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Paragraph 6(a) above, an Executive Officer shall immediately be 100% vested in matching contributions made pursuant to Paragraph 4 after a Change of Control of the Company. A Change of Control of the Company shall be deemed to have occurred when, in connection with or as the direct or indirect result of a Control Transaction, either of the following events shall have occurred:

             (i) within one year after a Control Transaction, individuals who were Directors of the Company immediately prior to such Control Transaction shall cease to constitute a majority of the Board (or of the Board of Directors of any successor to the Company); or

             (ii) any entity or person, either alone or acting in concert with others, acquires shares of the Company's stock for the purpose of effecting a change in the Board specified in Paragraph 6(b)(i) above and such acquisition results in that entity or person, either alone or acting in concert with others, directly or indirectly owning beneficially 51% or more of the Company's outstanding shares.

     A "Control Transaction" is any acquisition or sale of any assets or capital stock of the Company, whether or not approved by the Company's Board of Directors or its shareholders.

     7.   Payment of Deferred Compensation:
          --------------------------------

          (a)  Distribution Event:  An Executive Officer's Accounts (or
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relevant portion thereof) shall be distributed as soon as reasonably feasible after the appropriate Valuation Date following a Distribution Event. The following events, and no others, shall constitute Distribution Events:

               (i) For allocations to an Executive Officer's "A" Account and "B" Account, the termination of his employment with the Company and all of its subsidiaries for any reason, including retirement, death or disability;

               (ii) For allocations to an Executive Officer's "A" Account during each calendar year, the fifth anniversary of the end of that year unless the Executive Officer elects (by informing the Company's Secretary) before the fourth anniversary of the end of that year to defer the distribution to a later, specified date (in which case the distribution shall be made on the date specified by the Executive Officer); or

               (iii) For allocations to an Executive Officer's "A" Account, the determination by the Compensation Committee that the Executive Officer has incurred a Hardship. For purposes of this Paragraph, a "Hardship" is a financial burden of the general type described in Section 10.2 of The West Company Savings Plan that cannot reasonably be relieved through use of the Executive Officer's personal assets. To apply for a Hardship distribution, an Executive Officer must submit a written application to the Company's Secretary indicating (i) the nature of the hardship, (ii) the amount the Executive Officer needed to alleviate the hardship, and (iii) the Account from which a distribution, if approved, shall be made. The Compensation Committee shall have
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complete and unfettered discretion to approve or deny, for any or no reason, any application for a Hardship distribution submitted by an Executive Officer.

     Amounts allocated to an Executive Officer's "B" Account shall not be available for distribution under Paragraphs 7(a)(ii) and (iii).

          (b)  Valuing Accounts for Distributions:  The value of an Executive
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Officer's "A" Account and "B" Account shall be determined as of the effective date of a distribution from the Plan (the "Valuation Date"), which shall be a date selected by the Company within a administratively reasonable time period following a Distribution Event. The relevant portion of an Executive Officer's Account shall then be distributed in accordance with this Paragraph 7.

          (c)  Form of Distribution:  Except as otherwise provided, all
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distributions from the Plan shall be made in a cash lump sum.  For amounts payable upon termination of employment pursuant to Paragraph 7(a)(i), an Executive Officer may receive the distribution in a lump sum or in five equal annual installments. If an installment distribution is elected, the first installment shall be paid on the January 15 immediately following the Executive's termination from employment, and the others on January 15 of the second, third, fourth and fifth years following such termination. The Executive Officer shall continue to direct the investment of any amount remaining in his Account and the second to fifth installments shall be adjusted to take into account any earnings or losses.

          At the time the Executive Officer elects to defer Compensation pursuant to Paragraph 3, he shall elect whether a distribution pursuant to Paragraph 7(a)(i) shall be made in a cash lump sum or in five equal annual installments. This election shall continue in effect until changed by the Executive Officer, provided that any such change shall be effective only if the Executive Officer submits appropriate instructions, in accordance with administrative procedures established by the Company, by December 15 of the year prior to the year in the Executive Officer becomes entitled to a distribution.

     8.   Designation of Beneficiary:  If a Executive Officer dies prior to
          --------------------------
receiving the entire balance of his Account, any balance remaining in his Account shall be paid in a lump sum to the Executive Officer's designated beneficiary, or if the Executive Officer has not designated a beneficiary in writing to the Company's Secretary, to his estate. Any designation of beneficiary may be revoked or modified at any time by the Executive Officer.

     9.   Unsecured Obligation of Company:  The Company's obligations to
          -------------------------------
establish and maintain Accounts for each eligible electing Executive Officer and to make payments of deferred compensation to him under this Plan shall be the general unsecured obligations of the Company. The Company shall be under no obligation to establish any separate fund, purchase any annuity contract, or in any other way make special provision or specifically earmark any funds for the payment of any amounts called for under this Plan, nor shall this Plan or any actions taken under or pursuant to this Plan be construed to create a trust of any kind, or a fiduciary relationship between the Company and any eligible Executive Officer, his designated beneficiary, executors or administrators, or


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any other person or entity.  If the Company chooses to establish such a fund or purchase such an annuity contract or make any other arrangement to provide for the payment of any amounts called for under this Plan, such fund contract or arrangement shall remain part of the general assets of the Company, and no person claiming benefits under this Plan shall have any right, title, or interest in or to any such fund, contract or arrangement.

     10.  Withholding of Taxes:  The rights of a Executive Officer (and his
          ---------------------
beneficiaries) to payments under this Plan shall be subject to the Company's obligations at any time to withhold from such payments for any income or other tax on such payments.

     11.  Assignability:  No portion of a Executive Officer's Account may be
          -------------
assigned or transferred in any manner, nor shall any Account be subject to anticipation or to voluntary or involuntary alienation.

     12.  Amendments and Termination:  This Plan may be amended by a Committee
          ---------------------------
of the Board of Directors consisting only of Directors not eligible to defer compensation under this Plan. This Plan may be terminated at any time by the Board of Directors. No amendment or termination may adversely affect a Executive Officer's Account existing on the date such amendment or termination is made, nor any election previously made under the Plan as to compensation for the calendar year in which the amendment or termination occurs.

     13.  Effective Date:  The Plan shall be effective with respect to
          --------------
Executive Officer's Compensation earned after August 30, 1994.

     To record the adoption of the Plan, The West Company has caused its authorized officers to affix its corporate name and seal this 30th day of August, 1994.


[CORPORATE SEAL]                     THE WEST COMPANY, INCORPORATED



Attest:------------------------      By:---------------------------------

     John R. Gailey III                      George R. Bennyhoff
     Secretary                               Senior Vice President - Human
                                             Resources
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